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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-67040, 333-51540, 333-82219, 333-05005, 333-01337,
33-64105, 33-53661, 33-53409, 33-52379 and 33-50985) and Forms S-8 (File Nos.
333-61930, 333-51112, 333-48254, 333-48246, 333-82207, 333-64479, 333-33881,
333-18169, 33-62309, 33-62303, 33-55511, 33-55509, 33-55272, 33-55270,
33-52253, 33-51114, 33-51082, 33-51052, 33-50151, 33-50147, 33-49783 and
33-36571) of our report dated February 5, 2002, except for Note 19, as to which the date is March 28, 2002, with respect to the consolidated financial statements of HCA Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                    /s/ Ernst & Young LLP

Nashville, Tennessee
March 29, 2002